Exhibit 99.1

Magnum Hunter Provides Production &
Operational Update for the First Six Months of 2010

FOR IMMEDIATE RELEASE - Houston, TX– (Market Wire) – August 9, 2010 – Magnum Hunter Resources Corporation (NYSE Amex: “MHR” and “MHR-PC”) (“Magnum Hunter”, or the “Company") provided today a production and operational update for the first six months of 2010.

Mid-Year Production Update

Average daily production during the second quarter of ended June 30, 2010 was 1,755 Boe’s per day (66% crude oil and ngl’s) and represents a 138% increase over the average daily production rate of 737 Boe’s per day (69% crude oil and ngl’s) reported during the second quarter of 2009.  Magnum Hunter’s second quarter 2010 average daily production rate also exceeded the Company’s first quarter 2010 average daily production rate of 1,374 Boe’s per day (64% crude oil and ngl’s) by 381 Boe’s per day, an increase of 28%.  The average daily production rate for the month of June 2010 was 1,835 Boe’s per day (65% crude oil and ngl’s), a 5% increase over the average daily production rate for the full quarter ended June 30, 2010.  The significant increase to the Company’s average daily production rate during the second quarter of 2010 is predominately attributable to additions from a full quarter of production subsequent to the acquisition of privately-held Triad Energy Corporation out of the U.S. Bankruptcy Court in mid February 2010.

Operational Update

Eagle Ford
Drilling operations on the Gonzo Hunter #1H located in Gonzales County, Texas have been successfully completed.  The measured depth for the Gonzo Hunter #1H is 13,750 feet, with the horizontal lateral section measuring over 4,300 feet.  Pipe has been set with final well preparation and clean up operations underway.  The drilling rig has recently moved off of the location.  Fracing of the Gonzo Hunter #1H has been set for the first week of September, with production results currently anticipated for release by month end.  Magnum Hunter is the operator for the Gonzo Hunter #1H and owns a 50% working interest.

The Patterson Drilling Rig #135 is in the process of rigging up on Magnum Hunter’s second Eagle Ford Shale location, the Lagunillas Camp #1H located in Atascosa County, Texas.  Spudding of this well will commence by mid August.  Magnum Hunter will operate the Lagunillas Camp #1H and owns a 100% working interest.

Magnum Hunter’s capital expenditure budget allocation for the Eagle Ford Shale during fiscal year 2010 remains in the approximate $31 million range, representing around 56% of the Company’s total fiscal year 2010 capital budget of approximately $55 million.  Through the end of the six months ending June 30, 2010, Magnum Hunter has spent approximately $12 million (33%) of the $31 million allocated for the Eagle Ford Shale.  Currently, the Company intends to spud a minimum of one additional Eagle Ford Shale well during fiscal year 2010 upon completion of drilling operations on the Lagunillas Camp #1H.

Marcellus
The Company’s first horizontal Marcellus Shale well, the Weese Hunter #1001, located in Tyler County, West Virginia, spudded at the end of July 2010.  Magnum Hunter is utilizing one of its own air drilling rigs to drill the vertical portion of this well.  As soon as the vertical portion of the Weese Hunter #1001 has been drilled, the Alpha Hunter Drilling air rig will move to the Weese Hunter #1002 location, which is in close proximity to the first well.  Magnum Hunter owns approximately 100% of the working interest in both of these new wells.  A larger third party drilling rig is contracted to move in to drill the horizontal sections for both the Weese Hunter #1001 and #1002 wells.  Production results associated from these new wells are anticipated by mid November 2010.

Appalachia Pipeline System
Phase One completion activities associated with the Eureka Hunter Pipeline system are underway.  Magnum Hunter anticipates a preliminary flowing gas capacity with completion of the first leg of the system in the 20 – 30 Million Cubic Feet per day range, with an early November 2010 in-service date.  The Phase One capacity will allow for the Company to flow natural gas discovered in the Weese Hunter #1001 and the #1002 wells immediately to sales via a new tap to a third party transportation system.  A number of gas processing alternatives are being reviewed by management and a third party partner will be announced soon.  The Eureka Hunter gas pipeline system covering approximate 182 miles will ultimately have capacity to transport up to 200 MMcf per day in northwest West Virginia.

Magnum Hunter’s fiscal year 2010 capital expenditure budget allocation for Triad Hunter and related Appalachian Basin activities including Eureka Hunter remains in the approximate $18 million range, representing 32% of the Company’s total fiscal year 2010 capital budget of approximately $55 million. Through the end of the six months ended June 30, 2010, the Company has spent around $2.3 million (13%) of the allocated $17.6 million for Triad Hunter for fiscal year 2010.

West Texas/Louisiana
Magnum Hunter participated in the drilling of 35 gross wells located in the Cinco Terry field of West Texas during the first six months of 2010, with a 100% success rate.

A drilling rig is scheduled to move in during the month of September to drill the Company’s operated East Chalkley Field located in Cameron Parish, Louisiana.  Magnum Hunter maintains an approximate 62% working interest in this field.

Management Comments

Mr. Gary C. Evans, Chairman and CEO of Magnum Hunter Resources Corporation, commented, “The Company continues to execute on our previously outlined business plan of focusing almost exclusively on the development and exploitation of unconventional resource plays.  We are anxiously anticipating the completion results for the Gonzo Hunter #1H, our first horizontal Eagle Ford Shale well in the oil leg of this rapidly expanding play.  The results from our mud logs obtained during drilling look promising.  With the recent spudding of our first horizontal Marcellus Shale wells in northwestern West Virginia underway, we are anxious to accelerate our drilling plans in the Appalachian Region.  The remainder of fiscal year 2010 promises to be most exciting for our Company as we have a number of additional wells in both of these plays budgeted to drill before year-end. With zero probable or possible oil and gas reserves booked on any of our lease mineral acreage positions associated with either the Eagle Ford Shale or the Marcellus Shale, success in these unconventional resource plays will create significant incremental book value for our shareholders. Additionally, we continue to evaluate a number of acquisition opportunities considered “bolt on” transactions within our existing core areas of operations.”

About Magnum Hunter Resources Corporation

Magnum Hunter Resources Corporation and subsidiaries are a Houston, Texas based independent exploration and production company engaged in the acquisition of exploratory leases and producing properties, secondary enhanced oil recovery projects, exploratory drilling, and production of oil and natural gas in the United States. The Company is presently active in three of the “big four” emerging shale plays in the United States.

For more information, please view our website at www.magnumhunterresources.com

Forward-Looking Statements

The statements and information contained in this press release that are not statements of historical fact, including all estimates and assumptions contained herein, are “forward looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward looking statements include, among others, statements, estimates and assumptions relating to our business and growth strategies, our oil and gas reserve estimates, our ability to successfully and economically explore for and develop oil and gas resources, our exploration and development prospects, future inventories, projects and programs, expectations relating to availability and costs of drilling rigs and field services, anticipated trends in our business or industry, our future results of operations, our liquidity and ability to finance our exploration and development activities, market conditions in the oil and gas industry and the impact of environmental and other governmental regulation. Forward-looking statement generally can be identified by the use of forward-looking terminology such as “may”, “will”, “could”, “should”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “project”, “pursue”, “plan” or “continue” or the negative thereof or variations thereon or similar terminology. These forward-looking statements are subject to numerous assumption, risks, and uncertainties. Factors that may cause our actual results, performance, or achievements to be materially different from those anticipated in forward-looking statements include, among others, the following: adverse economic conditions in the United States and globally; difficult and adverse conditions in the domestic and global capital and credit markets; changes in domestic and global demand for oil and natural gas; volatility in the prices we receive for our oil and natural gas; the effects of government regulation, permitting, and other legal requirements; future developments with respect to the quality of our properties, including, among other things, the existence of reserves in economic quantities; uncertainties about the estimates of our oil and natural gas reserves; our ability to increase our production and oil and natural gas income through exploration and development; our ability to successfully apply horizontal drilling techniques and tertiary recovery methods; the number of well locations to be drilled, the cost to drill, and the time frame within which they will be drilled; drilling and operating risks; the availability of equipment, such as drilling rigs and transportation pipelines; changes in our drilling plans and related budgets; and the adequacy of our capital resources and liquidity including, but not limited to, access to additional borrowing capacity. These factors are in addition to the risks described in our public filings made from time to time with the Securities and Exchange Commission. Most of these factors are difficult to anticipate and beyond our control. Because forward-looking statements are subject to risks and uncertainties, actual results made differ materially from those expressed or implied by such statements. Readers are cautioned not to place undue reliance on forward-looking statements, contained herein, which speak only as of the date of this document.  Other unknown or unpredictable factors may cause actual results to differ materially from those projected by the forward-looking statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. We urge readers to review and consider disclosures we make in our public filings made from time to time with the Securities and Exchange Commission that discuss factors germane to our business, including our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements.

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Contact:	M. Bradley Davis Senior Vice President of Capital Markets bdavis@magnumhunterresources.com (832) 203-4545